EXHIBIT 23.2

                     CONSENT OF CROWE, CHIZEK & COMPANY LLP


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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We consent to the incorporation by reference in Registration Statement Nos. 33-80171 and 33-22523 of First Midwest Financial, Inc. on Form S-8 and in Registration Statement No. 333-9871 of First Midwest Financial, Inc. on Form S-3 of our report dated October 15, 1999, contained in Exhibit 99 to First Midwest Financial Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                                   Crowe, Chizek and Company LLP





South Bend Indiana
December 21, 2000